UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2020

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, CO 80228

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GTIM	Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 24, 2020, Good Times Restaurants Inc. (“we,” “us,” “our,” “Good Times” or the “Company”) received a letter from the Listing Qualifications Staff of the Nasdaq Stock Market (“Nasdaq”), notifying the Company that it no longer satisfies Nasdaq Listing Rule 5550(a)(2) (the “Rule”), which requires the Company to maintain minimum bid price of $1 per share. Based upon the Company’s closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement. The letter from Nasdaq has no immediate effect on the listing of the Company’s common stock on the Nasdaq Stock Market as Nasdaq rules provide for a 180-day period in which to regain compliance.

In addition, due to the current extraordinary economic conditions, Nasdaq has tolled the compliance period through June 30, 2020 (the “Tolling Period”) which extends the time for the Company to regain compliance to December 28, 2020. If at any time during the Tolling Period or the 180-day period (beginning July 1, 2020), the closing bid price of the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance with the minimum bid price rule and the matter will be closed. If the Company does not regain compliance before December 28, 2020, the Company may be eligible for an additional 180 calendar days, provided the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards, except for the minimum bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period.

If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal the Nasdaq staff’s determination to a Nasdaq Healings Panel.

The Company will continue to actively monitor the closing bid price of its common stock and will evaluate available options to resolve the deficiency and regain compliance with the minimum bid price rule. There can be no assurance that the Company will be able to regain compliance with the Rule and thereby to maintain the listing of its common stock on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date:	April 30, 2020	By:
Ryan M. Zink
Chief Executive Officer